UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2024

ON24, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street, 8th Floor
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 369-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2024, ON24, Inc. (the “Company”) entered into a Letter Agreement, dated February 22, 2024 (the “Letter Agreement”), with Indaba Capital Management, L.P. (together with certain of its affiliates, “Indaba”). Pursuant to the Letter Agreement, among other things:

•

The board of directors of the Company (the “Board”) agreed that Ronald Mitchell will continue to serve on the Board as a director and as a member of the Nominating and Corporate Governance Committee of the Board until the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

•

Certain obligations of the Company and Indaba, including the customary standstill, voting and mutual non-disparagement provisions set forth in the cooperation agreement, dated March 11, 2023 (the “Cooperation Agreement”), between the Company and Indaba will remain in effect until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Amended and Restated Bylaws with respect to the 2025 Annual Meeting.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated February 22, 2024, by and among ON24, Inc., Indaba Capital Management, L.P. and certain of its affiliates

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer